Exhibit 99

For Immediate Release

Contact:Mike Dinneen

Senior Vice President, Director of Marketing & Communications

(856) 552-5013

mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Third Quarter Net Income of $2.7 Million, or $0.14 per Diluted Share; Board of Directors Declares Quarterly Dividend of $0.01

Mount Laurel, N.J. – October 26, 2017 –

Third Quarter Highlights:

•	Third quarter 2017 net income of $2.7 million, or $0.14 per diluted share, compared to net income of $1.5 million, or $0.08 per diluted share, in second quarter of 2017.
•	Return on average assets expands to 0.50% from 0.27% in linked prior quarter; Efficiency ratio improves to 77% from 91% in linked prior quarter.
•

Net interest margin increased by 29 basis points to 3.25% in the third quarter of 2017 as compared to 2.96% for the second quarter of 2017, primarily as a result of increasing loan yield with stable cost of deposits as well as the redemption of approximately $40 million of high-cost holding company debt during June and July of 2017.

•	Cost of deposits fell one basis point from the prior quarter to 0.39%.
•	Quarterly operating expenses fell to $14.5 million in the third quarter, as compared to $16.3 million in the linked prior quarter; representing the lowest quarterly expenses since 2002.
•

Continuation of solid asset quality trends with non-performing loans of $4.2 million at September 30, 2017, which is 0.26% of gross loans. No provision for loan loss was recorded, and net charge-offs were $250 thousand in the third quarter.

•	Board of Directors declared a dividend of $0.01 per share to holders of record of the common stock of Sun Bancorp, Inc. as of November 21, 2017, payable on December 5, 2017.

Sun Bancorp, Inc. (NASDAQ: SNBC), (the “Company”), the holding company for Sun National Bank (the “Bank”), today reported net income of $2.7 million, or $0.14 per diluted share, for the quarter ended September 30, 2017, compared to net income of $1.5 million, or $0.08 per diluted share, for the quarter ended

June 30, 2017, and net income of $1.6 million, or $0.09 per diluted share, for the quarter ended September 30, 2016.

“Our successful efforts in the last three years towards strengthening capital, building profitability and controlling expenses continue to produce financial results of better quality and quantity. Several of our financial ratios are now at or well above peer levels,” stated President & CEO Thomas M. O’Brien.  “Entering 2017, the Company stated that it would continue to focus on improving net interest margin, the efficiency ratio and return on assets, and the third quarter demonstrated significant milestone achievements towards those goals.  Despite slowdowns in new business development, the underlying health and strength of the Company is further evidenced by the significant increase in our diluted earnings per share from $0.08 to $0.14.”

Discussion of Results:

Balance Sheet

Total assets decreased to $2.17 billion at September 30, 2017, as compared to $2.22 billion at June 30, 2017 and $2.26 billion at December 31, 2016. Cash and cash equivalents totaled $93.5 million at September 30, 2017, as compared to $127.8 million at June 30, 2017 and $134.2 million at December 31, 2016.  The decrease in cash and cash equivalents during the first nine months of 2017 was primarily due to a reduction in brokered and subscription deposits and the recent redemptions of approximately $40 million of trust preferred securities, partially offset by decreases in net loans receivable and investment securities since December 31, 2016.

Investment securities decreased by $11.6 million to $288.4 million at September 30, 2017 from $300.0 million at June 30, 2017 due to pay downs.  The Bank did not initiate new investment purchases in the current quarter as available cash flow was reinvested into commercial loans.

Net loans totaled $1.57 billion at each of September 30, 2017 and June 30, 2017 as compared to $1.59 billion at December 31, 2016.  The decrease of $19.9 million since year end was due to several factors.  As a result of the reduction in originations and refinancing activity, non-owner occupied commercial real estate (“CRE”) loans fell by $29.0 million in the nine months ended September 30, 2017.  Residential and home equity loans declined by $37.7 million over the same period as the Bank’s position in these portfolios continued to decline with no origination activity.  Offsetting these decreases was growth in the commercial and industrial (C&I) lending segment, which includes owner-occupied CRE loans and C&I loans, of $33.2 million and an increase in land and development loans of $12.6 million in the nine months ended September 30, 2017.

“In the past two quarters, we believe several of the Bank’s non-owner occupied CRE clients have scaled back on activity, due to potential U.S. tax reform legislative proposals that may have a material impact on the economics of real estate investments,” stated O’Brien.  “As projected, our C&I activity remained robust as the Bank continues to evaluate attractive relationship lending opportunities in this segment.”

Total deposits decreased to $1.68 billion at September 30, 2017, as compared to $1.71 billion at June 30, 2017 and $1.74 billion at December 31, 2016 due primarily to $66 million, or 68%, runoff in brokered and subscription deposits.  The cost of deposits decreased by one basis point to 39 basis points compared to the prior linked quarter and increased by five basis points as compared to the nine months ended September 30, 2016.

“The Bank’s slower loan originations as well as our liquidity position affords us the opportunity to continue to shed non-relationship brokered and subscription deposits and better focus on fee-generating relationship deposits,” stated O’Brien.  “As a result, we saw a small decrease in overall cost of deposits despite the increasing external competitive rate environment.”

Net Interest Income and Margin

Net interest income was $16.0 million for the three months ended September 30, 2017, compared to $14.9 million for the three months ended June 30, 2017, and $14.7 million for the three months ended September 30, 2016. The Company’s net interest margin was 3.25% for the three months ended September 30, 2017 as compared to 2.96% for three months ended June 30, 2017 and 2.94% for the three months ended September 30, 2016.  The increase in net interest margin in the third quarter of 2017 primarily reflects an increase in loan yields of 16 basis points from the linked prior quarter and the impact of the recent trust preferred redemptions while deposit cost of funds fell by one basis point.  During the second quarter, the Bank accelerated $415 thousand of deferred issuance costs related to two tranches of trust preferred securities, totaling $40 million, which were fully redeemed during June and July of 2017.  This acceleration of costs reduced net interest margin by nine basis points in the second quarter of 2017.

“Coming into 2017, the Company had stated that its net interest margin target would be between 3.00% and 3.10%,” said O’Brien.  “In 2017, we effectively de-leveraged our balance sheet in order to redeem approximately $40 million of our trust preferred securities.  Coupled with the improved yield on our loan portfolio and stable deposit costs, the Company was able to expand its margin by 29 basis points to 3.25% for the third quarter of 2017 compared to the prior year quarter, which is now in line with peer levels.  Over the last three years, the Company has been mindful of the asset-sensitive nature of its balance sheet, which we believe has positioned us well in a rising rate environment.”

Non-Interest Income

Non-interest income was $2.8 million for the quarter ended September 30, 2017, as compared to $3.0 million and $3.1 million for the quarters ended June 30, 2017 and September 30, 2016, respectively.  The decrease in non-interest income from the quarter ended June 30, 2017 reflects declines in both deposit related fees and investment products income resulting from mild reductions in fee paying customers..

Non-Interest Expense

Non-interest expense for the third quarter of 2017 was $14.5 million as compared to $16.3 million for the three months ended June 30, 2017 and $15.9 million for the three months ended September 30, 2016.  The decrease in non-interest expense from the prior linked quarter is due primarily to decreases of $1.0 million in other expenses and $491 thousand in professional fees.  Other expenses included $588 thousand of recourse reserve reversals in the third quarter of 2017 and $166 thousand of lower appraisal fees compared to the linked prior quarter.  Professional fees declined primarily due to the linked prior quarter including $400 thousand of merger related expenses.  Non-interest expense for the third quarter of 2017 declined by $1.4 million compared to the third quarter of 2016, primarily due to the aforementioned recourse reserve reversals, a decrease of $233 thousand in equipment expense, a decrease of $132 thousand in occupancy expense, a decrease of $124 thousand in data processing expense, a $106 thousand decline in advertising expense and a $105 thousand decrease in professional fees.

“With our quarterly non-interest expenses now falling below $15 million, we continue to demonstrate our careful attention to cost management principles,” said O’Brien.  “Rationalization of occupancy costs, reduction of expenses as a result of diligent risk management, information technology platform enhancements and strong vendor management are all contributing factors that have allowed the Company to improve its operating efficiency.  At the beginning of 2017, we stated that improving the efficiency ratio would be a key objective.  Our efforts have led to a significant improvement in that metric.  The Company’s efficiency ratio, which had hovered above 90% in recent quarters, improved to 77% this quarter.”

Asset Quality

Non-performing loans decreased by $228 thousand to $4.2 million, or 0.26% of gross loans, at September 30, 2017 from $4.4 million, or 0.28% of gross loans, at June 30, 2017. During the third quarter of 2017, approximately $1.0 million of non-performing residential mortgage loans were sold.  This was offset by an increase in non-performing residential mortgage and commercial real estate loans of approximately $500 thousand and $300 thousand, respectively. Non-performing loans were $6.8 million, or 0.42% of gross loans, at September 30, 2016.

There was no provision for loan losses recorded in the three months ended September 30, 2017, June 30, 2017 and September 30, 2016.  The Bank’s credit portfolio has remained relatively steady with minimal charge-off activity.  While net charge-offs for the third quarter of 2017 were $250 thousand, in the first nine months of 2017 the Bank recorded net charge-offs of $16 thousand as compared to net charge-offs of $499 thousand in the first nine months of 2016.  The allowance for loan losses was $14.7 million, or 0.92% of gross loans, at September 30, 2017 as compared to $14.9 million, or 0.94% of gross loans, at June 30, 2017 and $15.8 million, or 1.01% of gross loans, at September 30, 2016.  The allowance for loan losses was 349% of non-performing loans at September 30, 2017 as compared to 337% of non-performing loans at June 30, 2017 and 238% of non-performing loans at September 30, 2016.

Capital

The Company’s capital ratios continue to remain very strong due to positive earnings and a slightly reduced balance sheet.  All capital ratios remain at robust levels and are sufficient to support the Company’s strategic plan.  At September 30, 2017, the Bank had a Tier 1 common equity risk-based capital ratio of 18.7%, total risk-based capital ratio of 19.6%, a Tier 1 risk-based capital ratio of 18.7% and a leverage capital ratio of 14.2%. At September 30, 2017, the Company’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 16.5%, 20.2%, 19.2%, and 14.6%, respectively.  The Company’s tangible equity to tangible assets ratio was 13.6% at September 30, 2017, as compared to 13.2% at June 30, 2017 and 10.6% at September 30, 2016.

Merger Update

On October 24, 2017, the Sun Bancorp, Inc. shareholders approved the previously announced merger of the Company with and into OceanFirst Financial Corp. (NASDAQ: OCFC) (“OceanFirst”) with OceanFirst as the surviving entity (the “Merger”). Regulatory approval of the Merger was received from the Federal Reserve Bank of Philadelphia on October 17, 2017. The regulatory application for the transaction remains under review by the Office of the Comptroller of the Currency (“OCC”).  Subject to receipt of OCC approval and other customary closing conditions, the Company expects to close the Merger in January 2018.

Dividend Declaration

On October 24, 2017, the Board of Directors of the Company declared a dividend of $0.01 per share to holders of record of the common stock of the Company as of November 21, 2017, payable on December 5, 2017.

“Our primary goal of delivering shareholder value remains steadfast,” stated O’Brien.  “The accomplishments of this quarter and the merger announcement of the previous quarter, further demonstrate that commitment.  We believe our Company has made tremendous progress in the last three years towards building profitability, pristine asset quality and a culture of regulatory excellence and delivering upon the promise of solid relationship banking.  The additional progress we have achieved in the third quarter is a culmination of those efforts, and represents an impressive legacy for Sun and all of its various stakeholders.”

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.17 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey, and the metro New York region. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “allow,” “anticipate,” “believe,” “continues,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,”   “potential,” “predict,” “project,” “reflects,” “should,” “typically,” “usually,” “view,” “will,” “would,” and similar terms and phrases, including references to assumptions.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance and other statements contained herein that are not historical facts.  These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company’s historical performance, or from current expectations. Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) delays in closing the Merger and the ability of the Company or OceanFirst to obtain regulatory approvals and meet other closing conditions to the Merger; (ii) the Company’s ability to attract and retain key management and staff; (iii) changes in business strategy or an inability to successfully execute strategy due to the occurrence of unanticipated events; (iv) the ability to attract deposits and other sources of liquidity; (v) changes in the financial performance and/or condition of the Bank’s borrowers; (vi) changes in consumer spending, borrowing and saving habits; (vii) the ability to increase market share and control expenses; (viii) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (ix) local, regional and national economic conditions and events and the impact they may have on the Company and its customers; (x) volatility in the credit and equity markets and its effect on the general economy; (xi) the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; (xii) the overall quality of the composition of the Company’s loan and securities portfolios; (xiii) inflation, interest rate, securities market and monetary fluctuations; (xiv)legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, changes in banking, securities and tax laws and regulations and their application by regulators and changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; (xv) the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (xvi) competition among providers of financial services; and (xvii) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2016 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended. No undue reliance should be placed on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tangible book value per common share and return on average tangible equity, which are non-GAAP financial measures. Management believes that tangible book value per common share and return on average tangible equity are meaningful financial measures because they are two of the measures we use to assess capital adequacy.

Tangible book value per common share (dollars in thousands)

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016.

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Tangible book value per common share:
Shareholders’ equity	$328,599	$325,060	$322,816	$319,709	$265,878
Less: Intangible assets	38,188	38,188	38,188	38,188	38,188
Tangible equity	$290,411	$286,872	$284,628	$281,521	$227,690
Common stock	19,135	19,134	19,132	19,031	19,026
Less: Treasury stock	73	73	75	108	138
Total outstanding shares	19,062	19,061	19,057	18,923	18,888
Tangible book value per common share:	$15.24	$15.05	$14.94	$14.88	$12.05

 Return on Average Tangible Equity (dollars in thousands)

The following provides the calculation of return on tangible equity for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016.

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net income	$2,740	$1,455	$1,430	$56,000	$1,630
Average tangible equity:
Average shareholders’ equity	$328,994	$325,919	$323,258	$267,542	$266,931
Less: Average intangible assets	38,188	38,188	38,188	38,188	38,188
Average tangible equity	$290,806	$287,731	$285,070	$229,354	$228,743
Return on average tangible equity(1):	3.8%	2.0%	2.0%	97.7%	2.9%

(1)	Annualized

SUN BANCORP, INC AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Profitability for the period:
Net interest income	$16,034	$14,712	$45,670	$44,070
(Recovery of) provision for loan losses	—	—	(831)	(1,682)
Non-interest income	2,835	3,142	9,266	10,078
Non-interest expense	14,509	15,937	46,860	49,527
Income before income taxes	4,360	1,917	8,907	6,303
Income tax expense	1,620	287	3,282	885
Net income available to common shareholders	$2,740	$1,630	$5,625	$5,418
Financial ratios:
Return on average assets (1)	0.5%	0.3%	0.5%	0.3%
Return on average equity (1)	3.3%	2.4%	3.5%	2.8%
Return on average tangible equity (1), (2)	3.9%	2.9%	3.9%	3.2%
Net interest margin (1)	3.25%	2.94%	3.04%	2.94%
Efficiency ratio	77%	89%	85%	91%
Income per common share:
Basic	$0.14	$0.09	$0.30	$0.29
Diluted	$0.14	$0.09	$0.29	$0.29

Average equity to average assets	15.0%	12.2%	14.7%	12.1%

	September 30,		December 31,
	2017	2016	2016
At period-end:
Total assets	$2,167,674	$2,189,346	$2,262,262
Total deposits	1,682,494	1,717,634	1,741,363
Loans receivable, net of allowance for loan losses	1,574,498	1,550,839	1,594,377
Loans held-for-sale	—	1,450	—
Investments	288,428	308,031	311,727
Borrowings	91,236	91,861	91,708
Junior subordinated debentures	51,548	92,786	92,786
Shareholders' equity	328,599	265,878	319,709

Credit quality and capital ratios (3):
Allowance for loan losses to gross loans held-for-investment	0.92%	1.01%	0.97%
Non-performing loans held-for-investment to gross loans held-for-investment	0.26%	0.42%	0.19%
Non-performing assets to total assets	0.19%	0.31%	0.14%
Allowance for loan losses to non-performing loans held-for-investment	349%	238%	501%
Tier 1 common equity risk-based capital:
Sun Bancorp, Inc.	16.5%	14.5%	16.0%
Sun National Bank	18.7%	18.3%	18.9%
Total risk-based capital:
Sun Bancorp, Inc.	20.2%	21.2%	21.6%
Sun National Bank	19.6%	19.3%	19.8%
Tier 1 risk-based capital:
Sun Bancorp, Inc.	19.2%	18.1%	18.9%
Sun National Bank	18.7%	18.3%	18.9%
Leverage capital:
Sun Bancorp, Inc.	14.6%	13.3%	14.6%
Sun National Bank	14.2%	13.4%	14.5%

Book value per common share	$17.25	$14.08	$16.94
Tangible book value per common share	$15.24	$12.05	$14.94

(1)	Annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3)	September 30, 2017 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2017	2016
ASSETS
Cash and due from banks	$20,180	$19,645
Interest earning bank balances	73,278	114,563
Cash and cash equivalents	93,458	134,208
Restricted cash	1,000	5,000
Investment securities available for sale (amortized cost of $274,374 and $300,028 at September 30, 2017 and December 31, 2016, respectively)	271,334	295,686
Investment securities held to maturity (estimated fair value of $250 at September 30, 2017 and December 31, 2016)	250	250
Loans receivable (net of allowance for loan losses of $14,694 and $15,541 at September 30, 2017 and December 31, 2016, respectively)	1,574,498	1,594,377
Restricted equity investments, at cost	16,844	15,791
Bank properties and equipment, net	28,225	30,148
Accrued interest receivable	5,161	5,122
Goodwill	38,188	38,188
Bank owned life insurance (BOLI)	84,572	83,109
Deferred taxes, net	47,872	51,573
Other assets	6,272	8,810
Total assets	$2,167,674	$2,262,262
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$1,682,494	$1,741,363
Advances from the Federal Home Loan Bank of New York (FHLBNY)	85,266	85,416
Obligations under capital lease	5,970	6,292
Junior subordinated debentures	51,548	92,786
Other liabilities	13,797	16,696
Total liabilities	1,839,075	1,942,553

Commitments and contingencies

Shareholders' equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $5 par value, 40,000,000 shares authorized; 19,134,685 shares issued and 19,092,748 shares outstanding at September 30, 2017; 19,030,704 shares issued and 18,922,726 shares outstanding at December 31, 2016.	95,673	95,154
Additional paid-in capital	508,869	508,593
Retained deficit	(271,448)	(276,501)
Accumulated other comprehensive loss	(1,798)	(2,568)
Deferred compensation plan trust	(1,276)	(1,160)
Treasury stock at cost, 41,937 shares at September 30, 2017 and 107,978 shares at December 31, 2016.	(1,421)	(3,809)
Total shareholders' equity	328,599	319,709
Total liabilities and shareholders' equity	$2,167,674	$2,262,262

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
INTEREST INCOME:
Interest and fees on loans	$16,659	$15,582	$48,557	$46,278
Interest on taxable investment securities	1,737	1,657	5,319	4,956
Dividends on restricted equity investments	247	220	715	657
Total interest income	18,643	17,459	54,591	51,891
INTEREST EXPENSE:
Interest on deposits	1,659	1,556	5,038	4,304
Interest on funds borrowed	537	545	1,602	1,631
Interest on junior subordinated debentures	413	646	2,281	1,886
Total interest expense	2,609	2,747	8,921	7,821
Net interest income	16,034	14,712	45,670	44,070
(RECOVERY OF) PROVISION FOR LOAN LOSSES	—	—	(831)	(1,682)
Net interest income after provision for loan losses	16,034	14,712	46,501	45,752
NON-INTEREST INCOME:
Deposit service charges and fees	1,350	1,540	4,119	4,737
Interchange fees	483	451	1,460	1,422
Gain on sale of loans	—	41	—	41
Gain on sale of investment securities	—	—	30	426
Investment products income	293	505	905	1,419
BOLI income	491	485	1,463	1,482
Other income	218	120	1,289	551
Total non-interest income	2,835	3,142	9,266	10,078
NON-INTEREST EXPENSE:
Salaries and employee benefits	8,821	8,649	26,669	27,045
Occupancy expense	2,141	2,273	6,742	6,756
Equipment expense	1,070	1,303	3,369	3,462
Data processing expense	992	1,116	2,923	3,379
Professional fees	625	730	2,277	1,738
Insurance expense	389	452	1,192	1,796
Advertising expense	306	412	964	1,187
Problem loan expense	75	131	279	350
Other expense	90	871	2,445	3,814
Total non-interest expense	14,509	15,937	46,860	49,527
INCOME BEFORE INCOME TAXES	4,360	1,917	8,907	6,303
INCOME TAX EXPENSE	1,620	287	3,282	885
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,740	$1,630	$5,625	$5,418

Basic earnings per share	$0.14	$0.09	$0.30	$0.29
Diluted earnings per share	$0.14	$0.09	$0.29	$0.29

Weighted average shares - basic	19,088,192	18,874,577	19,044,985	18,821,047
Weighted average shares - diluted	19,188,490	18,962,740	19,162,414	18,909,867

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2017	2017	2016	2016	2016
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Net interest income	$16,034	$14,863	$14,772	$14,834	$14,712
(Recovery of) provision for loan losses	—	(831)	—	—	—
Non-interest income	2,835	3,000	3,431	3,311	3,142
Non-interest expense	14,509	16,289	16,062	15,425	15,937
Income before income taxes	4,360	2,405	2,141	2,720	1,917
Income tax expense (benefit)	1,620	950	711	(53,280)	287
Net income available to common shareholders	$2,740	$1,455	$1,430	$56,000	$1,630
Financial ratios:
Return on average assets (1)	0.5%	0.3%	0.3%	10.2%	0.3%
Return on average equity (1)	3.3%	1.8%	1.8%	83.7%	2.4%
Return on average tangible equity (1), (2)	3.9%	2.0%	2.0%	97.7%	2.9%
Net interest margin (1)	3.25%	2.96%	2.93%	2.93%	2.94%
Efficiency ratio	77%	91%	88%	85%	89%
Per share data :
Income per common share:
Basic	$0.14	$0.08	$0.08	$2.96	$0.09
Diluted	$0.14	$0.08	$0.07	$2.94	$0.09
Book value	$17.25	$17.05	$16.94	$16.90	$14.08
Tangible book value	$15.24	$15.05	$14.94	$14.88	$12.05
Cash dividends paid	$0.01	$0.01	$0.01	$0.01	$0.01
Average basic shares	19,088,192	19,059,626	18,986,015	18,908,688	18,874,577
Average diluted shares	19,188,490	19,191,294	19,107,226	19,016,188	18,962,740
Non-interest income:
Deposit service charges and fees	$1,350	$1,367	$1,402	$1,484	$1,540
Interchange fees	483	510	467	483	451
Gain on sale of investment securities	—	26	—	—	—
Gain on sale of loans	—	—	—	60	41
Investment products income	293	327	284	288	505
BOLI income	491	488	484	452	485
Other income	218	282	794	544	120
Total non-interest income	$2,835	$3,000	$3,431	$3,311	$3,142
Non-interest expense:
Salaries and employee benefits	$8,821	$8,966	$8,882	$7,926	$8,649
Occupancy expense	2,141	2,252	2,350	2,232	2,273
Equipment expense	1,070	1,142	1,157	1,324	1,303
Data processing expense	992	911	1,019	1,124	1,116
Professional fees	625	1,116	536	508	730
Insurance expense	389	408	395	368	452
Advertising expense	306	346	313	473	412
Problem loan expenses	75	70	134	61	131
Other expenses	90	1,078	1,276	1,409	871
Total non-interest expense	$14,509	$16,289	$16,062	$15,425	$15,937

(1)	Annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2017	2017	2017	2016	2016
	Q3	Q2	Q1	Q4	Q3
Balance Sheet at quarter end:
Cash and cash equivalents	$93,458	$127,831	$128,892	$134,208	$156,292
Restricted cash	1,000	1,000	1,000	5,000	5,000
Investment securities	288,428	299,987	315,558	311,727	308,031
Loans held-for-investment
Commercial and industrial	258,360	251,346	230,306	235,946	226,493
Commercial real estate - owner occupied	242,178	250,164	261,971	231,348	226,165
Commercial real estate - non-owner occupied	713,624	710,831	729,102	742,662	676,323
Land and development	79,957	67,042	67,336	67,165	84,692
Residential real estate	187,338	196,157	205,573	210,874	226,691
Home equity and other	107,735	113,572	116,187	121,923	126,302
Total loans	1,589,192	1,589,112	1,610,475	1,609,918	1,566,666
Allowance for loan losses	(14,694)	(14,945)	(15,716)	(15,541)	(15,827)
Net loans held-for-investment	1,574,498	1,574,167	1,594,759	1,594,377	1,550,839
Loans held-for-sale	—	—	—	—	1,450
Goodwill	38,188	38,188	38,188	38,188	38,188
Total assets	2,167,674	2,216,802	2,255,773	2,262,262	2,189,346
Net deferred tax asset, before valuation allowance	121,058	123,107	125,238	124,574	125,051
Deferred tax valuation allowance	(73,186)	(73,665)	(73,665)	(127,973)	(128,362)
Total deposits	1,682,494	1,708,253	1,733,989	1,741,363	1,717,634
Advances from the FHLBNY	85,266	85,317	85,367	85,416	85,465
Obligations under capital leases	5,970	6,079	6,187	6,292	6,396
Junior subordinated debentures	51,548	77,322	92,786	92,786	92,786
Total shareholders' equity	328,599	325,060	322,816	319,709	265,878

Quarterly average balance sheet:
Loans held-for-investment
Commercial	$1,281,922	$1,288,517	$1,270,543	$1,238,749	$1,215,135
Residential real estate	193,663	202,659	209,500	220,502	233,277
Home equity and other	109,842	114,330	117,963	122,290	128,078
Total loans	1,585,427	1,605,506	1,598,006	1,581,541	1,576,490
Securities and other interest-earning assets	387,243	405,240	417,171	442,409	425,042
Total interest-earning assets	1,972,670	2,010,746	2,015,177	2,023,950	2,001,532
Total assets	2,191,588	2,231,978	2,240,787	2,201,886	2,187,482
Non-interest-bearing demand deposits	414,554	409,694	402,949	411,728	402,465
Total deposits	1,700,655	1,707,873	1,717,848	1,731,312	1,709,863
Total interest-bearing liabilities	1,435,395	1,482,256	1,499,303	1,504,138	1,492,139
Total shareholders' equity	328,994	325,919	323,258	267,542	266,931

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2017	2017	2017	2016	2016
	Q3	Q2	Q1	Q4	Q3

Capital and credit quality measures (1):
Tier 1 common equity risk-based capital:
Sun Bancorp, Inc.	16.5%	16.2%	15.8%	16.0%	14.5%
Sun National Bank	18.7%	18.3%	17.8%	18.9%	18.3%
Total risk-based capital:
Sun Bancorp, Inc.	20.2%	21.4%	21.9%	21.6%	21.2%
Sun National Bank	19.6%	19.3%	18.8%	19.8%	19.3%
Tier 1 risk-based capital:
Sun Bancorp, Inc.	19.2%	19.7%	19.2%	18.9%	18.1%
Sun National Bank	18.7%	18.3%	17.8%	18.9%	18.3%
Leverage capital:
Sun Bancorp, Inc.	14.6%	14.7%	14.5%	14.6%	13.3%
Sun National Bank	14.2%	13.6%	13.4%	14.5%	13.4%

Average equity to average assets	15.0%	14.6%	14.4%	12.2%	12.2%
Allowance for loan losses to gross loans held-for-investment	0.92%	0.94%	0.98%	0.97%	1.01%
Non-performing loans held-for-investment to gross loans held-for-investment	0.26%	0.28%	0.25%	0.19%	0.42%
Non-performing assets to total assets	0.19%	0.20%	0.18%	0.14%	0.31%
Allowance for loan losses to non-performing loans held-for-investment	349%	337%	385%	501%	238%
Other data:
Net (charge-offs) recoveries	(250)	59	175	(285)	(65)
Classified loans	7,350	7,979	7,752	6,887	8,593
Classified assets	10,556	11,185	10,958	10,094	11,799
Non-performing assets:
Non-accrual loans	2,727	2,934	2,682	1,697	3,246
Non-accrual loans held-for-sale	—	—	—	—	178
Troubled debt restructurings, non-accrual	1,481	1,502	1,395	1,404	3,396
Total non-performing assets	$4,208	$4,436	$4,077	$3,101	$6,820

(1)	September 30, 2017 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2017			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,281,922	$13,732	4.28%	$1,215,135	$12,230	4.03%
Home equity and other	109,842	1,285	4.68	128,078	1,354	4.23
Residential real estate	193,663	1,643	3.39	233,277	1,998	3.43
Total loans receivable	1,585,427	16,660	4.20	1,576,490	15,582	3.95
Investment securities	295,885	1,694	2.29	312,629	1,734	2.22
Interest-earning bank balances	91,358	289	1.27	112,413	144	0.51
Total interest-earning assets	1,972,670	18,643	3.78	2,001,532	17,460	3.49

Total non-interest-earning assets	218,918			185,950
Total assets	$2,191,588			$2,187,482
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposit	$667,538	409	0.25%	$678,636	374	0.22%
Savings deposits	248,680	216	0.35	241,960	202	0.33
Time deposits	369,883	1,033	1.12	386,802	981	1.01
Total interest-bearing deposit accounts	1,286,101	1,658	0.52	1,307,398	1,557	0.48
Long-term borrowings:
FHLBNY Advances	85,283	432	2.03	85,514	434	2.03
Obligations under capital lease	6,019	105	6.98	6,441	110	6.83
Junior subordinated debentures	57,992	413	2.85	92,786	646	2.78
Total borrowings	149,294	950	2.55	184,741	1,190	2.58
Total interest-bearing liabilities	1,435,395	2,608	0.73	1,492,139	2,747	0.74
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	414,554			402,465
Other liabilities	12,645			25,947
Total non-interest-bearing liabilities	427,199			428,412
Total liabilities	1,862,594			1,920,551

Shareholders' equity	328,994			266,931
Total liabilities and shareholders' equity	$2,191,588			$2,187,482
Net interest income		$16,035			$14,713
Interest rate spread (3)			3.05%			2.75%
Net interest margin (4)			3.25%			2.94%
Ratio of average interest-earning assets to average interest-bearing liabilities			137%			134%

(1)	Average balances include non-accrual loans.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2017			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial and industrial	$1,280,369	$39,570	4.11%	$1,190,942	$35,800	4.00%
Home equity	114,014	3,814	4.45	135,368	4,282	4.21
Residential real estate	201,883	5,173	3.41	240,498	6,197	3.43
Total loans receivable	1,596,266	48,557	4.05	1,566,808	46,279	3.93
Investment securities	305,315	5,282	2.30	301,579	5,124	2.26
Interest-earning bank balances	97,793	751	1.02	128,691	489	0.51
Total interest-earning assets	1,999,374	54,590	3.63	1,997,078	51,892	3.46

Total non-interest-earning assets	221,897			183,856
Total assets	$2,221,271			$2,180,934
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$665,370	1,200	0.24%	$696,920	$1,115	0.21%
Savings deposits	245,358	628	0.34	236,750	563	0.32
Time deposits	388,894	3,210	1.10	370,851	2,627	0.94
Total interest-bearing deposit accounts	1,299,622	5,038	0.52	1,304,521	4,305	0.44
Short-term borrowings:
Repurchase agreements with customers	—	—	—	—	—	—
Long-term borrowings:
FHLBNY advances	85,333	1,285	2.00	85,540	1,294	2.01
Obligations under capital lease	6,126	317	6.88	6,541	336	6.83
Junior subordinated debentures	81,004	2,281	3.75	92,786	1,886	2.70
Total borrowings	172,463	3,883	2.99	184,867	3,516	2.53
Total interest-bearing liabilities	1,472,085	8,921	0.81	1,489,388	7,821	0.70
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	409,108			404,563
Other liabilities	14,000			24,021
Total non-interest-bearing liabilities	423,108			428,584
Total liabilities	1,895,193			1,917,972

Shareholders' equity	326,078			262,962
Total liabilities and shareholders' equity	$2,221,271			$2,180,934
Net interest income		$45,669			$44,071
Interest rate spread (3)			2.82%			2.76%
Net interest margin (4)			3.04%			2.94%
Ratio of average interest-earning assets to average interest-bearing liabilities			136%			134%

(1)	Average balances include non-accrual loans.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2017			June 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,281,922	$13,732	4.28%	$1,288,517	$13,221	4.10%
Home equity and other	109,842	1,285	4.68	114,330	1,271	4.45
Residential real estate	193,663	1,643	3.39	202,659	1,731	3.42
Total loans receivable	1,585,427	16,660	4.20	1,605,506	16,223	4.04
Investment securities	295,885	1,694	2.29	311,935	1,781	2.28
Interest-earning bank balances	91,358	289	1.27	93,305	248	1.06
Total interest-earning assets	1,972,670	18,643	3.78	2,010,746	18,252	3.63

Total non-interest-earning assets	218,918			221,231
Total assets	$2,191,588			$2,231,977
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$667,538	409	0.25%	$661,415	$402	0.24%
Savings deposits	248,680	216	0.35	246,895	211	0.34
Time deposits	369,883	1,033	1.12	389,869	1,081	1.11
Total interest-bearing deposit accounts	1,286,101	1,658	0.52	1,298,179	1,694	0.52
Long-term borrowings:
FHLB advances	85,283	432	2.03	85,334	430	2.02
Obligations under capital lease	6,019	105	6.98	6,127	105	6.85
Junior subordinated debentures	57,992	413	2.85	92,616	1,161	5.01
Total borrowings	149,294	950	2.55	184,077	1,696	3.69
Total interest-bearing liabilities	1,435,395	2,608	0.73	1,482,256	3,390	0.91
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	414,554			409,694
Other liabilities	12,645			14,108
Total non-interest-bearing liabilities	427,199			423,802
Total liabilities	1,862,594			1,906,058

Shareholders' equity	328,994			325,919
Total liabilities and shareholders' equity	$2,191,588			$2,231,977
Net interest income		$16,035			$14,862
Interest rate spread (3)			3.05%			2.72%
Net interest margin (4)			3.25%			2.96%
Ratio of average interest-earning assets to average interest-bearing liabilities			137%			136%

(1)	Average balances include non-accrual loans.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.